SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                CURRENT REPORT


       Pursuant to Section 13 or 15(d) of the Securities Exchange Act
                                   of 1934


        Date of Report (Date of earliest event reported) March 20, 2000


                        DIALYSIS CORPORATION OF AMERICA
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)


           Florida                  0-8527               59-1757642
----------------------------     -----------         -------------------
(State or other jurisdiction     (Commission           (IRS Employer
      of incorporation)          File Number)        Identification No.)


      27 Miller Avenue, Lemoyne, Pennsylvania            17043
     ----------------------------------------         ----------
     (Address of principal executive offices)         (Zip Code)


      Registrant's telephone number, including area code (717) 730-6164
                                                         --------------

Item 5.  Other Events.

     On March 20, 2000, the board of the Company extended the exercise period of its outstanding publicly traded redeemable common stock purchase warrants ("Warrants") from March 31, 2000 to June 30, 2000. The board believes it appropriate to extend the Warrant expiration period to enable the Company to review the status of the proxy statement/prospectus, which is part of a registration statement filed by MainStreet IPO.com Inc. ("MainStreet"), with which company we propose to merge, and which describes the proposed trans-actions relating to the sale of our operations to a wholly-owned subsidiary of our parent, Medicore, Inc., and immediately thereafter the proposed merger with MainStreet. The 90 day extension will also permit the board to evaluate the structure of the proposed transactions, and to determine the strategy as to proceeding and responding to the staff of the Securities and Exchange Commission, which has issued an extensive comment letter to the registration statement relating to MainStreet, the Company, and the proposed transactions.

     MainStreet is a private Internet company with proposed operations in two areas. One, a website facility for companies to effect registered direct public offerings over the Internet through a Dutch Auction. That process allows potential investors to bid for stock at prices they determine they are willing to pay for the securities. The second proposed area of MainStreet's operations is The CEO Letter.com, a website forum for chief executive officers of public companies to discuss their companies.
MainStreet is in the initial developmental stage and has no operations or revenues.

     There were originally issued in our public offering in 1996 2,300,000 Warrants exercisable at $4.50 per share. The current market price of our common stock is in the $4.60 range, and to date, our transfer agent has advised us that approximately 141,000 Warrants have been exercised, leaving a balance of 2,159,000 Warrants outstanding and trading on the Nasdaq SmallCap Market under the symbol "DCAIW" and eligible for exercise through the extended exercise period of June 30, 2000.

     Assuming the MainStreet registration statement is declared effective and the proposals are submitted to shareholders for their approval and the same are approved, then to the extent any Warrants are exercised, 20% of the net proceeds up to $1,000,000 would go to Medicore, and the balance would become assets of MainStreet, which its management could utilize for its proposed operations. We intend to use any net proceeds we receive upon exercise of the Warrants primarily to develop free-standing outpatient dialysis treatment centers. There is no assurance as to the extent of any exercise of the Warrants, nor is there any assurance that MainStreet's registration will become effective, or if so, the proposed transactions will be approved or completed.



Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

     (a)  Financial Statements of Businesses Acquired

          Not Applicable

     (b)  Pro Forma Financial Information

          Not Applicable

     (c)  Exhibits

          (10) Material Contracts

               (i) Amendment No.3  to Warrant Agreement

          (99) Additional Exhibits

               (i) Press Release of the Company dated March 21, 2000



                               SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       DIALYSIS CORPORATION OF AMERICA

                                          /s/ Thomas K. Langbein
                                       By---------------------------------
                                         THOMAS K. LANGBEIN, Chairman
                                         of the Board and Chief Executive
                                         Officer

Dated:  March 21, 2000